Exhibit 10.3

FIRST AMENDMENT TO CONFIDENTIAL ADVISORY SERVICES AGREEMENT

This First Amendment to the Confidential Advisory Services Agreement (the “CJK CASA Amendment”) by and between Zoned Properties, Inc., on behalf of Zoned Arizona Properties, LLC (the “Advisor”) and CJK, Inc., a non-profit Corporation of Arizona (the “Company”) is made this 1st day of January, 2019 (the “Effective Date”). From time to time in this Agreement, the Advisor and the Company may be referred to collectively as the “parties” and each, individually, as a “party.”

RECITALS:

A. Advisor and Company entered into that certain Confidential Advisory Services Agreement (the “CJK CASA”) executed and effective as of May 1, 2018 for advisory services related to the premises commonly known as 410 S. Madison Dr., Tempe, AZ 85281.

B. The parties each desire to amend the CJK CASA to reduce the Gross Revenue Fee (as defined in the CJK CASA) from 10% to 0%, and to add an additional $250.00 hourly advisory fee.

C. Pursuant to Section 16 of the CJK CASA, any modifications to the CJK CASA must be in writing and signed by both parties.

D. Advisor and Company in executing the signature page attached hereto desire to reduce the Gross Revenue Fee in the CJK CASA from 10% to 0% and to add an additional $250.00 hourly advisory fee.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for good and valuable consideration, the sufficiency and receipt of which is acknowledged, the Parties agree to the following changes to the CJK CASA:

AGREEMENT

1. Amendment to Section 3. As of the Effective Date, the CJK CASA is amended to delete Section 3 in its entirety and to replace it with the following:

3.	Compensation

3.1	Hourly Standard Fee. As payment for services rendered by the Advisor to the Company under this Agreement, Company shall pay to Advisor an hourly fee equal to $250.00 per hour for services as requested (the “Hourly Standard Fee”). The Hourly Standard Fee shall be paid by Company to Advisor on a monthly basis within ten (10) business days following the end of the immediately preceding calendar month.

3.2	Gross Revenue Fee. As further consideration for the services rendered by Advisor to the Company under this Agreement, Company shall pay to Advisor a revenue fee equal to zero percent (0%) of the Company’s gross revenue (“Revenue Fee”). The Revenue Fee shall be paid on a monthly basis, no later than thirty (30) calendar days following the end of the immediately preceding calendar month, and the amount of such monthly payment of the Revenue Fee shall be equal to the product of (a) zero percent (0%), multiplied by (b) the Company’s gross revenue for such immediately preceding calendar month. Notwithstanding the foregoing, upon the filing of the Company’s federal or state tax returns, (i) Company shall calculate the Revenue Fee based on the amount of the Company’s gross revenue reported on such federal or state tax returns, and (ii), if the amount of such calculation is greater than the sum of all monthly Revenue Fees payable to Advisor under this Agreement, Company shall pay to Advisor the amount of such difference, which amount is in addition to all monthly Revenue Fees due to Advisor under this Agreement.

3.3	Late fees. All late payments shall bear interest at the monthly rate equal one and one-half percent (1.5%), calculated daily and compounded monthly.

3.4	No Setoff. In no event shall Company withhold payment of any amounts or fees due and payable under this Agreement by reason of any setoff of any claim or dispute with Advisor.

3.5	No Withholdings. The Company shall make no withholdings from any compensation paid under this Agreement to the Advisor, such as for federal or state income taxes, Social Security or Medicare taxes. The Company shall provide the Advisor an IRS Form 1099 for all compensation paid to the Advisor under this Agreement. The Advisor agrees that the Company shall not be liable for any tax obligations the Advisor may incur with respect to any payment under this Agreement, and specifically agrees to hold the Company harmless from any such obligation. The Advisor further agrees to defend, indemnify and hold harmless the Company, consistent with the terms of this Agreement, from any efforts by any governmental unit or authority that may seek to collect from the Company any taxes related to any payment to the Advisor made pursuant to this Agreement.

3.6	Expenses. All expenses incurred by the Advisor in performing the services under this Agreement shall be incurred solely by the Advisor. The Company will reimburse the Advisor for reasonable, pre-approved expenses associated with the Advisor’s providing of the services.

2. Defined Terms. Terms in this CJK CASA Amendment shall have the same meaning as such terms have in the CJK CASA unless otherwise noted in this CJK CASA Amendment.

3. Recitals. The Parties hereto hereby agree and acknowledge that the Recitals to this CJK CASA Amendment shall be incorporated and made part of this CJK CASA Amendment as if fully set forth herein.

4. Miscellaneous. This CJK CASA Amendment, together with the CJK CASA as amended hereby, contains the entire agreement and understanding among the Parties hereto with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements, understandings, inducements, and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof and thereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. No provision of this CJK CASA Amendment may be amended or modified, except by a written instrument executed by both parties. This CJK CASA Amendment and all questions relating to its validity, interpretation, performance, and enforcement shall exclusively be governed by and construed in accordance with the laws of the State of Arizona, notwithstanding any Arizona or other conflict-of-law provisions to the contrary. This CJK CASA Amendment may be executed in counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This CJK CASA Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photographic or xerographic copy of this CJK CASA Amendment, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this CJK CASA Amendment. Signatures may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

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IN WITNESS WHEREOF, the Parties hereto have executed this CJK CASA Amendment as of the date first set forth above.

COMPANY:

CJK, INC.

By:	/s/ Christopher Carra
Name:	Christopher Carra
Title:	Board Member

ADVISOR:

ZONED PROPERTIES, INC.

By:	/s/ Bryan McLaren
Name:	Bryan McLaren
Title:	President + CEO

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